CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 6, 1997 included or incorporated by reference in Safety-Kleen Corp.'s Form 10-K for the year ended December 28, 1996 and to all references to our Firm included in this Registration Statement.



                                        /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
June 6, 1997